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                                    EXHIBIT 1

COMPUTATIONS OF EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT EARNINGS PER SHARE) ( UNAUDITED)

                                                         FOR THE THREE MONTHS
                                                           ENDED MARCH 31,
                                                         ---------------------
                                                           1996        1995
                                                        ----------------------
WEIGHTED AVERAGE SHARES USED TO INCOME
    COMMON AND EQUIVALENT SHARES:

PRIMARY                                                 1,004,138      999,067

FULLY DILUTED                                           1,319,432    1,314,754
                                                        ----------------------
                                                        ----------------------
NET INCOME USED IN THE COMPUTATION
   OF INCOME PER COMMON SHARE:

NET INCOME, AS REPORTED USED TO
   COMPUTE PRIMARY INCOME PER SHARE                          $362         $329
                                                        ----------------------
                                                        ----------------------
ADJUSTMENT FOR AFTER TAX EFFECT OF INTEREST
   PAID ON CONVERTIBLE DEBENTURES                             $47          $50
                                                        ----------------------
NET INCOME, AS ADJUSTED USED TO COMPUTE
   FULLY DILUTED INCOME PER SHARE                             409          379
                                                        ----------------------
                                                        ----------------------
INCOME PER COMMON AND EQUIVALENT SHARE:

PRIMARY                                                     $0.36        $0.33

FULLY DILUTED                                               $0.31        $0.29
                                                        ----------------------
                                                        ----------------------

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